Exhibit 99.B(a)(8)

ING VARIABLE PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

ING VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The total number of shares of stock that the Corporation has authority to issue is two billion, nine hundred million (2,900,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of two million, nine hundred thousand dollars ($2,900,000).

SECOND: At its December 19, 2007 meeting, the Board of Directors (the “Board”), acting in accordance with Section 2-105(c) of the Maryland General Corporation Law, adopted resolutions increasing the total number of shares of stock that the Corporation shall have authority to issue to four billion, nine hundred million (4,900,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of four million, nine hundred thousand dollars ($4,900,000).

THIRD: At its December 19, 2007 meeting and pursuant to the authority expressly vested in it by Section Second (8) of the Corporation’s Articles of Amendment and Restatement (the “Charter”), the Board further adopted resolutions classifying and designating one billion, eight hundred million (1,800,000,000) authorized and unissued shares of undesignated Capital Stock of the Corporation as shares of new portfolio series, as set forth below:

Name of Series	Shares Allocated
ING International Index Portfolio – Adviser Class	100,000,000
ING International Index Portfolio – Class I	100,000,000
ING International Index Portfolio – Class S	100,000,000
ING Lehman Brothers Aggregate Bond Index Portfolio – Adviser Class	100,000,000
ING Lehman Brothers Aggregate Bond Index Portfolio – Class I	100,000,000
ING Lehman Brothers Aggregate Bond Index Portfolio – Class S	100,000,000

Name of Series	Shares Allocated
ING Morningstar U.S. Growth Index Portfolio – Adviser Class	100,000,000
ING Morningstar U.S. Growth Index Portfolio – Class I	100,000,000
ING Morningstar U.S. Growth Index Portfolio – Class S	100,000,000
ING Russell Large Cap Index Portfolio – Adviser Class	100,000,000
ING Russell Large Cap Index Portfolio – Class I	100,000,000
ING Russell Large Cap Index Portfolio – Class S	100,000,000
ING Russell Mid Cap Index Portfolio – Adviser Class	100,000,000
ING Russell Mid Cap Index Portfolio – Class I	100,000,000
ING Russell Mid Cap Index Portfolio – Class S	100,000,000
ING Russell Small Cap Index Portfolio – Adviser Class	100,000,000
ING Russell Small Cap Index Portfolio – Class I	100,000,000
ING Russell Small Cap Index Portfolio – Class S	100,000,000

FOURTH: The shares designated and classified in Article THIRD of these Articles Supplementary, shall have the preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in Section Second (6) of, and elsewhere in, and shall be subject to all provisions of, the Charter.

FIFTH: Immediately before the increase in authorized stock as set forth in Article SECOND, the total number of shares of Capital Stock of all classes that the Corporation had authority to issue was as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING VP Global Science and Technology Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Growth Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Index Plus LargeCap Portfolio	Adviser Class	100,000,000
	Class I	200,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING VP Index Plus MidCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Index Plus SmallCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Small Company Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Value Opportunity Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

for a total of two billion, five hundred million (2,500,000,000) shares designated and classified into separate classes of Capital Stock, with four hundred million (400,000,000) remaining undesignated and unclassified.

SIXTH: After the increase in the number of authorized shares as set forth in Article SECOND and the classification of the authorized shares as set forth in Article THIRD, the total number of shares of stock of all classes that the Corporation has authority to issue are as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING International Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Lehman Brothers Aggregate Bond Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Morningstar U.S. Growth Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Large Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Mid Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING Russell Small Cap Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Global Science and Technology Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
ING VP Growth Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Index Plus LargeCap Portfolio	Adviser Class	100,000,000
	Class I	200,000,000
	Class S	100,000,000
ING VP Index Plus MidCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Index Plus SmallCap Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Small Company Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING VP Value Opportunity Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	Adviser Class	100,000,000
	Class I	100,000,000
	Class S	100,000,000

for a total of four billion, three hundred million (4,300,000,000) shares designated and classified into separate classes of Capital Stock, with six hundred million (600,000,000) remaining undesignated and unclassified.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		ING Variable Portfolios, Inc.

	/s/ Theresa K. Kelety		/s/ Todd Modic
Name:	Theresa K. Kelety, Esq.	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated: February 15, 2008